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                                                                    Exhibit 4(a)

                               STATE OF DELAWARE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         BAY VIEW CAPITAL CORPORATION


     BAY VIEW CAPITAL CORPORATION, a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is BAY VIEW CAPITAL CORPORATION. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on September 26, 1988 and was restated on July 12, 1991.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of the Corporation and restates and amends the provisions of the Certificate of Incorporation of this Corporation to read in its entirety as follows:

  Section 1. Corporate Title. The name of the Corporation is Bay View Capital
             ---------------
Corporation.

  Section 2.  Duration.  The duration of the Corporation is perpetual.
              --------

  Section 3.  Powers.  The purpose or purposes for which the corporation is
              ------
organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  Section 4.   Capital Stock.  The total number of shares of capital stock which
               -------------
the Corporation has authority to issue is 27,000,000, of which 20,000,000 shall be common stock, par value $0.01 per share, and of which 7,000,000 shall be serial preferred stock, par value $.01 per share with rights and preferences to be determined by the board of directors upon issuance. The authorized shares may be issued by the Corporation from time to time as approved by its board of directors without the approval of its stockholders, except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Except as permitted by Delaware law, neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, that part of the surplus of the Corporation which is

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transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

  Section 5.   Preemptive Rights.  Holders of the capital stock of the
               -----------------
Corporation shall not be entitled to preemptive rights with respect to any shares of other securities of the Corporation which may be issued.

  Section 6.    Internal Affairs.
                ----------------

         Paragraph 1.

         The Corporation shall be under the direction of a board of directors. The number of directors shall be as stated in the Corporation's bylaws, as may be amended from time to time. The directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of this certificate of incorporation or supplemental sections hereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         Paragraph 2.

         The term of office of directors initially elected by the stockholders shall be as follows: the term of office of directors of the first class shall expire at the first annual meeting of stockholders after their elections; the term of office of directors of the second class shall expire at the second annual meeting of stockholders after their election and the term of office of directors of the third class shall expire at the third annual meeting of stockholders after their election; and, as to directors of each class, when their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

         Vacancies in the board of directors, however caused, shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any directors so chosen shall

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  hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has been chosen expires and when his successor is elected and qualified.

         All actions required or permitted to be taken by the stockholders shall be voted upon at an annual or special meeting of the stockholders rather than by written consent in lieu of a meeting.

  Section 7.   Registered Office.  The street address of the Corporation's
               -----------------
registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

  Section 8.   Call of Special Meetings.  Special meetings of the stockholders
               ------------------------
for any purposes or purposes may be called at any time by the chairman of the board, the president or a majority of the directors then in office.

  Section 9.   Indemnification.
               ----------------

         Paragraph 1.  Power to Indemnify in Actions, Suits or Proceedings other than those  by or in the right of the Corporation.

         Subject to Paragraph 3 of this Section 9, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or a wholly-owned direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo-contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Paragraph 2. Power to Indemnify in Actions, Suits or Proceedings By or
                      In the Right of the Corporation.

         Subject to Paragraph 3 of this Section 9, the Corporation shall indemnify any person

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  who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or a wholly-owned direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Paragraph 3. Authorization of Indemnification.

         Any indemnification under this Section 9 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph 1 or Paragraph 2 of this Section 9, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum in not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the Entire Board of Directors.

         Paragraph 4. Good Faith Defined.

         For purposes of any determination under Paragraph 3 of this Section 9, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise

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  or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Paragraph 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Paragraph 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Paragraphs 1 or 2 of this Section 9, as the case may be.

         Paragraph 5.  Indemnification by a Court.

         Notwithstanding any contrary determination in the specific case under Paragraph 3 of this Section 9, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Paragraphs 1 and 2 of this Section 9. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Paragraphs 1 or 2 of this Section 9, as the case may be. Notice of any application for indemnification pursuant to this Paragraph 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the Entire Board of Directors.

         Paragraph 6.  Expenses Payable in Advance.

         Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 9.

         Paragraph 7.  Non-exclusivity and Survival of Indemnification.

         The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of stockholders or disinterested directors or pursuant to the

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  direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Paragraph 3 of this Section 9 concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Paragraphs 1 and 2 of this Section 9 shall be made to the fullest extent permitted by law. The provisions of this
  Section 9 shall not be deemed to preclude the indemnification of any person who is not specified in Paragraphs 1 or 2 of this Section 9 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Section 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Paragraph 8.  Insurance.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Section 9.

         Paragraph 9.  Meaning of "Corporation" for Purposes of Section 9.

         For purposes of this Section 9, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  Section 10.  Limitation on Personal Liability of Directors.  No director
               ---------------------------------------------
shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law ( i ) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware

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General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 10 shall apply to or have any of fact an the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  Section 11. Beneficial Ownership Limitation. The provisions of this Section 11
              -------------------------------
shall become effective upon Bay View Federal Savings and Loan Association (the "Association") becoming a majority-owned subsidiary of the Corporation. In the event that thereafter the Association (or any successor institution) ceases to be a majority-owned subsidiary of the Corporation, this Section 11 shall thereupon cease to be effective.

  Notwithstanding anything contained in the Corporation's certificate of incorporation or bylaws to the contrary, for a period of five years after May 16, 1986, the date of completion of the conversion of the Association from mutual to stock form, no person may, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10 Percent of any class of an equity security of the Corporation.

  In the event shares are acquired in violation of this Section 11, all shares beneficially owned by any person in excess of 10 Percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

  For purposes of this Section 11, the following definitions apply:

       (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, or similar organization, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

       (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for or request or invitation for tenders of, a security or interest in a security for value.

       (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

       (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interest in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

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  This Section 11 shall not apply to an acquisition or offer to acquire securities of the Corporation (i) by underwriters in connection with a public offering of such securities, or (ii) by a tax-qualified employee stock benefit plan (as defined in 12 C.F.R. (S)563b .2(a)(37) or any successor provision) of the Corporation or any of its subsidiaries which is exempt from the approval requirements under 12 C.F.R. (S)574.3(c)(1)(iv).

  Section 12. Business Combinations. Section 203 of the General Corporation Law
              ---------------------
of the State of Delaware shall not govern the Corporation.

  Section 13. Incorporator. The name and address of the Corporation's
              ------------
incorporator is Robert J. Flax, 2121 South El Camino Real, San Mateo, California 94403.

  Section 14. Amendment of Certificate of Incorporation. No amendment, addition,
              -----------------------------------------
alteration, change, or repeal of any provision of this restated certificate of incorporation shall be made, unless such is first proposed by the board of directors of the Corporation, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting.

  Section 15. Amendment of Bylaws. In furtherance and not in limitation of the
              -------------------
powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized and empowered to adopt, amend and repeal the Corporation's bylaws, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw made by the board of directors.


  IN WITNESS WHEREOF, said Corporation has caused this Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested by its Secretary, this 10th day of July, 1991.


ATTEST:                                      BAY VIEW CAPITAL CORPORATION



/s/ Robert S. Flax                           /s/ Robert E. Barnes
-------------------------------------        ----------------------------------
Robert J. Flax, Secretary                    Robert E. Barnes, President and
                                               Chief Executive Officer

                                       8
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                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

     Bay View Capital Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Bay View Capital Corporation, resolutions were adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that such amendment be considered at the next Annual Meeting of Stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Restated Certificate of Incorporation of the Company be amended to read as follows:

     "Section 4.  Capital Stock.  The total number of shares of capital stock
                  -------------
which the Corporation has authority to issue is 67,000,000, of which 60,000,000 shall be common stock, par value $.01 per share, and of which 7,000,000 shall be serial preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance.

     SECOND: That thereafter, at the Annual Meeting of Stockholders of said corporation held on May 22, 1997, pursuant to notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Bay View Capital Corporation has caused this certificate to be signed by Robert J. Flax, its Executive Vice President, General Counsel and Secretary, this 17th day of June, 1997.


                                       BAY VIEW CAPITAL CORPORATION



                                  BY:  /s/ Robert J. Flax
                                       ----------------------------
                                       Robert J. Flax
                                       Executive Vice President, General Counsel
                                       and Secretary